UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020 (August 15, 2020)

Hexcel Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-8472 (Commission File Number)	94-1109521 (I.R.S. Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of principal executive offices) (Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HXL	New York Stock Exchange
Preferred Share Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2020, Ms. Kimberly A. Hendricks resigned from the position of Senior Vice President, Corporate Controller and Chief Accounting Officer of Hexcel Corporation (the “Company”), effective October 19, 2020 (the “Effective Date”). There was no disagreement between Ms. Hendricks and the Company, nor between the Company and its independent auditors, that led to Ms. Hendricks’ decision to resign.

The Company has initiated a search to find a replacement Corporate Controller and Chief Accounting Officer. As of the Effective Date and until a permanent replacement is hired, Mr. Patrick J. Winterlich, our Executive Vice President and Chief Financial Officer, will serve as acting Corporate Controller and acting Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2020

Hexcel Corporation

By: /s/ Gail E. Lehman

Name: Gail E. Lehman

Title: Executive Vice President, General Counsel and Secretary